UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	June 22, 2018

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2018, the Board of Directors (the “Board”) of Teleflex Incorporated (the “Company” or “Teleflex”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the grant of performance share units (“PSUs”) to specified senior managers of the Company, including certain of the Company’s executive officers. As explained in more detail below, the PSUs are designed to provide shares of Teleflex common stock to the holder based upon the Company’s achievement during the 2018-2020 period (the “Performance Period”) with respect to certain financial performance criteria. As also explained in more detail below, the number of shares to be awarded under the PSUs will be subject to modification based upon the Company’s total stockholder return relative to a designated group of public companies (the “TSR Modifier”).
The PSUs are designed to provide a further incentive to the Company’s senior management with respect to achievement of the Company’s longer-term financial objectives. However, the Board authorized implementation of a PSU component of the Company’s equity incentive program for 2018 only. Continued implementation of a PSU component will be subject to further assessment by the Board and Compensation Committee.
PSU Target Award Opportunity
The table below sets forth the previously provided 2018 equity incentive award opportunity, the PSU target award opportunity dollar amount and number of shares issuable under the PSUs, assuming target performance and without giving effect to the TSR Modifier, with respect to those executive officers of the Company who were granted PSUs.

Name	Previously Provided 2018 Equity Award Opportunity	Dollar Amount of PSU Target Award Opportunity	Number of Shares Issuable Based On PSU Target Award
Liam J. Kelly	$3,100,000	$775,000	2,726
Thomas E. Powell	$1,400,000	$350,000	1,231
James J. Leyden	$712,000	$178,000	626
Cameron P. Hicks	$479,000	$119,750	421
Karen Boylan	$220,000	$55,000	193

As reflected in the table above, the PSUs increased each of the listed executive officer’s 2018 equity incentive award opportunity by approximately 25%, assuming target performance and without giving effect to the TSR Modifier.
Financial Measures Used in Connection with the PSUs
The PSUs will vest based on achievement of established targets for the Performance Period with respect to “Average Constant Currency Revenue Growth,” weighted at 60% of the total target award opportunity, and “Average Adjusted EPS Growth,” weighted at 40% of the total target award opportunity.
Average Constant Currency Revenue Growth.
Average Constant Currency Revenue Growth for the Performance Period will be calculated by taking the average of the Company’s Constant Currency Revenue Growth for each year during the Performance Period. Constant Currency Revenue Growth means the change in Company’s net revenues, expressed as a percentage, during a calendar year (the “Comparison Year”), as compared to the previous year (the “Base Year”), adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from year to year. In addition, Constant Currency Revenue Growth will be calculated on a pro forma basis with respect to any acquisitions (other than distributor acquisitions completed in furtherance of the Company’s distributor-to-direct sales conversion strategy) or divestitures that occur during the Performance Period, so as to include or exclude the impact of the acquired or divested business, as applicable, as if the transaction occurred at the beginning of the Base Year.
The target established with respect to the Average Constant Currency Revenue Growth financial measure, and the performance that would entitle the holder to a minimum or maximum award (in each case prior to application of the TSR Modifier, discussed below) is indicated in the following table:

Target Performance	Minimum Payout (25% of Target) Award	Maximum Payout (200% of Target) Award
6.8%	6.3%	7.3%

The award payable for performance between the minimum payout and target performance, and between target performance and the maximum payout, will be adjusted proportionately.
Average Adjusted EPS Growth
Average Adjusted EPS Growth will be equal to the average of the Company’s Adjusted EPS Growth for each year during the Performance Period. Adjusted EPS Growth means the change in Adjusted EPS in the Comparison Year as compared to the Base Year. Adjusted EPS is based on the Company’s adjusted diluted earnings per share, as reported in the Company’s earnings press releases. Adjusted EPS Growth will be calculated on a pro forma basis with respect to acquisitions and divestitures that may occur during the Performance Period in the same manner as described above with respect to Constant Currency Revenue Growth, as well as to adjust for the impact of acquisitions and divestitures on interest expense.
Information with respect to performance targets for the Average Adjusted EPS Growth financial measure during the pendency of the Performance Period is not considered material to an understanding of the Company’s compensation arrangements and is not addressed in this report because it represents confidential business or financial information that the Company does not otherwise disclose to the public. Disclosing the information could cause significant competitive harm to Teleflex. The Company believes that the performance target for the Average Adjusted EPS Growth financial measure was set at an appropriate level to be challenging, but sufficiently realistic to motivate the performance of the Company’s senior management. Information with respect to the Average Adjusted EPS Growth minimum, target and maximum payout opportunities, and the actual number of shares awarded with respect to the PSUs, will be disclosed in the Company’s proxy statement for the annual meeting in the year following conclusion of the Performance Period.
Relative Total Stockholder Return Modifier
After the payout under the PSUs is determined as set forth above, the number of shares to be provided to a holder of PSUs are subject to modification based on the Company’s total stockholder return relative to a selected peer group of companies included in one or more of the following:

•	Companies within the Standard & Poor’s (“S&P”) Midcap 400 Index that are in the same Global Industry Classification Standards (GICS) sub-industry (Health Care Equipment) as Teleflex;

•	Companies within the S&P 500 Index that are within the same GICS sub-industry as Teleflex; and

•	The peer group identified on page 22 of the proxy statement for the Company’s 2018 annual meeting (the “Proxy Peer Group”).

The entities described above collectively are referred to below as the “TSR Peer Group.”

The TSR Modifier will be applied based on the extent to which the percentage change in the price of the Company’s common stock (based on the 20-day trailing average closing price) from December 29, 2017 to December 31, 2020 exceeds the percentage change in the price of the common stock of each of the TSR Peer Group companies during such period. Based upon the percentage of TSR Peer Group companies whose total stockholder return the Company exceeded during the three-year performance period (the “TSR Ranking”), the payout determined solely as a result of PSU financial measure performance will be modified as follows:

Teleflex TSR Ranking	Percentage Modification of PSU Payout
< 25%	-25%
25% to 40%	-25% to 0%(1)
> 40% to 60%	0%
> 60% to 75%	0% to 25%(1)
> 75%	25%
_____________________________
(1) Amounts within the indicated ranges will be determined using linear interpolation.

The TSR Peer Group will be subject to the following adjustments:

•	If a TSR Peer Group company is acquired, it will be removed from the TSR Peer Group.

•	If a TSR Peer Group company declares bankruptcy, it will be deemed to have total stockholder return during the performance period of -100%.

•	No companies will be added to the TSR peer group during the performance period.

In addition, a TSR Peer Group company will continue to be included in the TSR Peer Group so long as its shares remain publicly traded, even if the company is no longer included in the S&P Midcap 400 Index, the S&P 500 Index or the Proxy Peer Group.

The foregoing description of the terms of the PSUs is a summary only and is qualified in its entirety by reference to the form of PSU award agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	-	Form of Performance Stock Unit Award Agreement under the Teleflex Incorporated 2014 Stock Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEFLEX INCORPORATED

By:	/s/ Cameron P. Hicks
Cameron P. Hicks Vice President, Global Human Resources and Employee Communications

Dated: June 28, 2018

EXHIBIT INDEX

Exhibit No.		Description

10.1	-	Form of Performance Stock Unit Award Agreement under the Teleflex Incorporated 2014 Stock Incentive Plan.